Exhibit (s)

Calculation of Filing Fee Table

FORM N-2

(Form Type)

GOLDMAN SACHS BDC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Equity	Preferred Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Debt	Debt Securities (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Other	Subscription Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	Rule 415(a)(6)	(4)		$185,841,230.45			N-2	333-250189	November 19, 2020	$17,227.48(4)

	Total Offering Amounts					$185,841,230.45(1)(4)		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Goldman Sachs BDC, Inc. (the “registrant”) at indeterminate prices, and includes such indeterminate number of such securities as may, from time to time, be issued upon conversion, redemption, repurchase, exchange or exercise of other securities registered hereunder, to the extent any such other securities are, by their terms, convertible or exchangeable for such securities, including under any applicable anti-dilution provisions; warrants include an indeterminate number of warrants as may be sold, from time to time separately or in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.

(2)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently on a pay-as-you-go basis.

(3)	Debt securities may be issued at an original issue discount or at a premium.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $185,841,230.45 of unsold shares of common stock (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form N-2 (File No. 333-250189), which was filed on November 19, 2020 (the “Prior Registration Statement”), and the prospectus supplement filed on May 26, 2022 (the “Prospectus Supplement”). Pursuant to the Prospectus Supplement, $200,000,000 of the registrant’s shares of common stock could be issued and sold pursuant to certain equity distribution agreements. The registrant sold $14,158,769.55 of such securities under the Prior Registration Statement, leaving the balance of $185,841,230.45 of Unsold Securities, in respect of which the registrant paid a filing fee of $17,227.48 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of the Prior Registration Statement. Pursuant to Rule 415(a)(6), the filing fee of $17,227.48 associated with the offering of the Unsold Securities is hereby carried forward to be applied to $185,841,230.45 of Unsold Securities registered hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.